Exhibit 10.7

SUBSCRIPTION AGREEMENT AND LETTER OF INVESTMENT INTENT

Union Street Acquisition Corp.

102 South Union Street

Alexandria, Virginia 22314

Attention: Mr. A. Clayton Perfall, Chief Executive Officer

Ladies and Gentlemen:

By his or her signature on this Subscription Agreement and Letter of Investment Intent (the “Subscription Agreement”), the undersigned (the “Subscriber”) hereby confirms Subscriber’s subscription to purchase three million one hundred and twenty-five thousand (3,125,000) shares of $0.0001 par value common stock (the “Shares”) of Union Street Acquisition Corp., a Delaware corporation (the “Company”) from Union Street Capital Management, LLC (“USCM”), for the sum of $0.008 per share, a purchase price of $25,000.00, in the aggregate, in accordance with the following terms.

1. Acknowledgements and Effective Date of Purchase. The Subscriber hereby acknowledges that the Subscriber has tendered to the Company, in cash, the sum of Twenty-five Thousand Dollars ($25,000.00) in consideration for the acquisition of the Shares. Upon receipt of such consideration, the Company shall cause to be executed and delivered to the Subscriber the Company’s certificate evidencing the issuance of three million one hundred and twenty-five thousand (3,125,000) Shares in the name of the Subscriber. Subscriber’s right to subscribe to the Shares shall vest on the date that the Subscriber executes this Subscription Agreement.

2. Representations and Warranties; Indemnification. The Subscriber hereby confirms that the following representations and warranties to the Company, and all statements and information set forth in Paragraphs 3 and 4 hereof, are true as of the date hereof, and the Subscriber agrees to indemnify, hold harmless and pay all judgments of and claims against the Company from any liability or injury, including but not limited to, those arising under federal or state securities laws, incurred as a result of any misrepresentation or misstatement by Subscriber herein or any warranties not performed by the Subscriber.

(a) The Subscriber is the sole and true party in interest and is not purchasing the Shares for the benefit of any other person.

(b) The Subscriber has read and reviewed the Registration Statement on Form S-1 with respect to the initial public offering of securities by the Company (as so amended, the “Registration Statement”). The Subscriber has also been given the opportunity to review the Company’s organizational documents, each as amended as of the date of this Subscription Agreement, and other related documents. The Subscriber understands that all books, records and documents of the Company relating to this investment have been and remain available for inspection by the Subscriber upon reasonable advance notice to the Company. The Subscriber confirms that all documents that it has requested have been made available, and that the Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested. In making the decision to purchase the Shares, the Subscriber has relied exclusively upon information provided in writing by the Company, or found in the books, records or documents of the Company, and the Subscriber has had the opportunity to ask questions of and receive answers from persons authorized and acting on behalf of the Company to verify the accuracy and completeness of such information.

(c) The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment.

(d) The Subscriber is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Subscriber is capable of bearing the high degree of economic risk and burdens of this venture, including but not limited to, the possibility of a complete loss of all contributed capital, the lack of a public market and limited transferability of the Shares, which may make liquidation of this investment impossible for the indefinite future. The financial condition of the Subscriber is such that it is under no present or contemplated future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

(e) The offer to sell the Shares was directly communicated to the Subscriber in such a manner that the Subscriber was able to ask questions of and receive answers from the Company or a person acting on its behalf concerning the terms and conditions of this transaction. At no time was the Subscriber presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Act”), in connection and/or concurrently with such communicated offer.

(f) The Shares are being acquired solely for the Subscriber’s own account for investment, and are not being purchased with a view to resale, distribution, subdivision or fractionalization thereof.

(g) The Subscriber understands that the Shares have not been registered under the Act, or any state securities laws, in reliance upon exemptions from registration for non-public offerings. The Subscriber understands that the Shares or any interest therein may not and shall not be resold, pledged, assigned, hypothecated or otherwise disposed of by the Subscriber unless the Shares are subsequently registered under the Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available. The cost of such opinion of counsel satisfactory to the Company shall be borne by the Subscriber. The Subscriber further understands that the Shares are subject to restrictions, terms and conditions set forth in the insider letter between the Company and the Subscriber (the “Insider Letter”) and that no transfer of such Shares may be made without full compliance with such provisions of the Insider Letter as pertain to the transfer of Shares and that any transfer in violation thereof shall be void ab initio. The Subscriber agrees that the certificate(s) evidencing the Shares being purchased shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

“The securities represented by this certificate may not be offered for sale, sold or otherwise transferred, except pursuant to an effective registration statement under the

Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the issuer.”

(h) The undersigned has been informed of and understands the following:

(1)	Risks. There are substantial risks involved in an investment in the Company, including (without limitation) those risks disclosed in the Registration Statement;

(2)	Restrictions. There are substantial restrictions on the transferability of the Shares (both at law and under the terms of the Insider Letter), and such Shares will not be, and investors in the Company have no right, except as set forth herein, to require that the Shares be, registered under the Act; and

(3)	Piggy-Back Registration. If at any time on or after the date three months prior to the date that is one year following the expected date of the Company’s consummation of an initial business combination, as contemplated in the Registration Statement, the Company proposes to file a registration statement under the Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account (including, without limitation, pursuant to any demand for a registration by any holder of a registrable securities pursuant to the terms of any registration rights agreement to which the Company and such holder may be parties (a “registration rights agreement”)), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall offer to the Subscriber the opportunity to register the sale of such number of Shares as the Subscriber may request in writing within five (5) days following receipt of such offer, subject to the terms and conditions set forth in any registration rights agreement. The Company shall use its best efforts to cause the Shares requested by the Subscriber to be included in such registration; provided, that, the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section (3) without obligation to the Subscriber.

(4)	No federal or state agency has made any finding or determination as to the fairness for private or public investment, or any recommendation or endorsement, of the Shares.

(i) No broker, the Company, or any agent or employee of the Company or any other person has ever represented, guaranteed or warranted to the Subscriber, expressly or by implication, the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company.

3. Regulation D Matters.

(a) The Subscriber is an “Accredited Investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Act. Subscriber qualifies as an Accredited Investor as a result of being an entity in which all of the equity owners are accredited investors:

(b) The Subscriber certifies as to the accuracy and completeness of the following information:

Subscriber’s Business Address:	102 South Union Street , Alexandria, VA 22314

4. Tax Matters.

(a) Subscriber’s federal employer identification number:                                                                 .

(b) Subscriber certifies below, under penalties of perjury, whether Subscriber is a nonresident alien (as such term is used in the Code and the regulations promulgated thereunder) as indicated by checking one of the following:

             Subscriber is such a foreign person

             Subscriber is not such a foreign person

(c) Subscriber’s complete address in country of permanent residence for income tax purposes:

102 South Union Street , Alexandria, VA 22314, USA

Note: The above certification generally will remain in effect for three calendar years or until the Subscriber’s information changes. To avoid backup withholding, a foreign Subscriber should provide a new Form W-8 whenever the foreign Subscriber’s information changes and at the end of three calendar years.

(d) Backup withholding certification (check one):

             Subscriber is subject to backup withholding.

             Subscriber certifies, under penalties of perjury, that Subscriber is not subject to backup withholding because: (i) Subscriber is exempt from backup withholding, or (ii) Subscriber has not been notified by the Internal Revenue Service that Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified Subscriber that Subscriber is no longer subject to backup withholding.

5. Transferability. The Subscriber agrees not to transfer or assign the obligations or duties contained in this Subscription Agreement, or any of the Subscriber’s interest herein.

6. Rule 501(e). Notwithstanding anything herein to the contrary, every person or entity who, in addition to or in lieu of the Subscriber, is deemed to be a “purchaser” pursuant to Rule 501(e) promulgated under the Act does hereby make and join in making all of the covenants, representation and warranties made by the Subscriber.

7. Acceptance. Execution and delivery of this Subscription Agreement and tender of the payment referenced in Paragraph 1 above shall constitute an irrevocable offer to purchase the Shares, which offer may be accepted or rejected, in whole or in part, by the Company in its sole discretion, for any cause or for no cause. Acceptance of this offer by the Company shall be indicated by the execution of this Subscription Agreement by the Company.

8. Binding Agreement. The Subscriber agrees that it may not cancel, terminate or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder, and that this Subscription Agreement shall survive the death or disability of the Subscriber, and shall be binding upon the heirs, successors, executors, administrators, guardians, conservators or personal representatives of the Subscriber.

9. Notices. Any notices or other communication required or permitted hereby shall be sufficiently given if sent by United States mail, postage prepaid and addressed, if to the Subscriber, at the address set forth under the Subscriber’s name below, and if to the Company, at its address set forth on the first page of this Subscription Agreement, or otherwise to such address as either the Subscriber or the Company designates to the other in writing.

10. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, to the extent it involves any statute of the United States or rule thereunder, in accordance with the laws of the United States.

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IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement on the date set forth opposite the Subscriber’s signature below.

The exact spelling of the name under which the Shares shall be taken is Union Street Capital Management, LLC.

Union Street Capital Management, LLC

By:	Date: , 2006
Name:
Title:
Address:

Acknowledged by:

Union Street Acquisition Corp.

By:	Date: July 24, 2006
Name:
Title: